Exhibit 10.25.3

NOVASTAR FINANCIAL, INC.

PERFORMANCE CONTINGENT DEFERRED STOCK AWARD AGREEMENT

(Shares Issued Upon Achieving Performance Objective)

This Agreement is made as of the [    ]th day of [                    ], [200  ], by and between NovaStar Financial, Inc., a Maryland corporation (the “Corporation”), and [                            ] (“Participant”).

Pursuant to the NovaStar Financial, Inc. 2004 Incentive Stock Plan (the “Plan”) the Corporation’s Compensation Committee (the “Committee”) has determined that the Participant is to be granted a Performance Contingent Deferred Stock award of shares of the Corporation’s common stock, on the terms and conditions set forth herein, and the Committee hereby grants such award. Any capitalized terms not defined herein shall have the meaning set forth in the Plan.

In consideration of the mutual covenants and representations set forth herein, the Corporation and Participant agree as follows:

1. Grant of Stock. Subject to the terms and conditions of this Agreement, the Corporation hereby grants to Participant [            ] shares of the Corporation’s Common Stock (the “Stock”) subject to deferred issuance and vesting pursuant to paragraph 2.

2. Deferred Issuance and Vesting. No shares of the Stock will be issued unless the performance objective is achieved. The performance objective is [that the Corporation attain GAAP earnings of at least $[            ] per share for one of the next [            ] fiscal years commencing with 2005]. All shares of Stock for which the performance objective is attained will be issued [within thirty (30) days after the date of the independent auditor’s report for the applicable fiscal year], provided that Participant remains employed by the Corporation (including a parent or subsidiary of the Corporation) at that time.

All of the shares of Stock issued shall be subject to forfeiture as set forth in this paragraph 2. In the event Participant shall cease to be employed by the Corporation (including a parent or subsidiary of the Corporation) for any reason (the “Termination”), the Stock shall be forfeited to the Corporation, provided that these forfeiture restrictions shall lapse with respect to the Stock as follows: Fifty percent (50%) of the shares (rounded down to the nearest whole number on [the first anniversary of the date of issuance]; and the final fifty percent (50%) of the shares on [the second anniversary of the date of issuance].

3. Arrangement Regarding Payment of Withholding Tax. Section 11(3) of the Plan requires that recipients of awards under the Plan make arrangements satisfactory to the Committee regarding payment of federal, state or local taxes of any kind required by law or to be withheld with respect to awards. The Participant hereby agrees with the Committee and the Corporation with respect to any withholding taxes required to be paid upon the issuance and lapse of the forfeiture restrictions under the Agreement as follows:

(a) unless the Participant otherwise directs the Corporation in writing at least five (5) business days prior to the date of any lapse of the forfeiture restrictions with respect to issued shares of the Stock, payment of all withholding taxes for each lapse of the forfeiture restrictions shall be made by the assignment by the Participant to the Corporation of such number of shares of Stock as to which the forfeiture restrictions are lapsing sufficient in value to fully cover the tax payment due, with the shares being valued for such purpose at the closing price on the last trading day prior to the date of the lapse and any fractional share value in excess of the tax payment due to be paid in cash to the Participant; or

(b) to the extent otherwise directed by the Participant, payment of withholding taxes may be made through deduction from salary or other payments due to the Participant or through such other method as may be requested by the Participant and acceptable to the Committee.

The Participant hereby authorizes and directs the Secretary or Transfer Agent of the Corporation to transfer on the stock ledger of the Corporation the shares of Stock which are to be applied to the payment of taxes from the Participant to the Corporation.

4. Stock Splits, etc. If, following issuance of the Stock:

(a) There is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Corporation; or

(b) There is any consolidation, merger or sale of all, or substantially all, of the assets of the Corporation;

then, in such event, any and all new, substituted or additional securities or other property to which Participant is entitled by reason of his ownership of Stock shall be immediately subject to this Agreement and be included in the word “Stock” for all purposes with the same force and effect as the shares of Stock presently subject to the forfeiture restrictions and other terms of this Agreement.

5. Restriction on Transfer. Participant shall not sell, transfer, pledge, hypothecate or otherwise dispose of any shares of the Stock which remain subject to the forfeiture restrictions.

The Corporation shall not be required (i) to transfer on its books any shares of Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

6. Legend. All certificates representing any of the shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the NovaStar Financial, Inc. 2004 Incentive Stock Plan and a Restricted Stock Award Agreement entered into and between the registered owner and NovaStar Financial, Inc. Copies of the plan and agreement are on file in the offices of NovaStar Financial, Inc.”

7. Limitations on Disposition. The Participant shall in no event make any disposition of all or any portion of the Stock unless and until:

(a) The shares of Stock proposed to be transferred are no longer subject to the forfeiture restrictions set forth in paragraph 2; and

(b) If Participant is an affiliate of the Corporation, the disposition is made pursuant to an effective registration statement or pursuant to Rule 144 or is otherwise exempt from registration requirements in the opinion of counsel acceptable to the Corporation.

8. Section 83(b) Election. The Participant understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date any restrictions on the Stock lapse. In this context, “restriction” means the forfeiture restrictions on the Stock. In the event the Company has registered its securities under the Exchange Act, “restriction” with respect to officers, directors and 10% shareholders also means the six-month period during which such officers, directors and 10% shareholders are subject to suit under Section 16(b) of the Exchange Act. The Participant understands that if such provision is applicable to him he may elect to be taxed at the time of [grant] [issuance of the Stock] rather than when and as the forfeiture restrictions expire, or six-month Section 16(b) period expires, by filing an election under Section 83(b) of the Code with the I.R.S. within thirty (30) days from the date of grant. The form for making this election is attached as Exhibit A hereto. The Participant understands that failure to make this filing timely will result in the recognition of ordinary income by the Participant, as the forfeiture restrictions lapse, or after the lapse of the six month Section 16(b) period, on the difference between the purchase price and the fair market value of the Stock at the time such restrictions lapse.

The Participant acknowledges that it is the Participant’s sole responsibility and not the Corporation’s to file timely the election under Internal Revenue Code Section 83(b) and under any corresponding provisions of state tax law, even if the Participant requests the Corporation or its representatives to make this filing on the Participant’s behalf.

9. Escrow. As security for the faithful performance of the terms of this Agreement and to ensure the availability for delivery of the Participant’s Stock free of legends upon lapse of the forfeiture restrictions herein provided for, the Participant agrees to deposit upon issuance with the Secretary of the Corporation, or such other person designated by the Corporation, as escrow agent in this transaction (the “Escrow Agent”), the Stock, to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Corporation and the Participant set forth in Exhibit B attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

10. Miscellaneous.

(a) Prior to the issuance of the Stock, Participant shall have no rights or privileges of a stockholder of the Corporation. Subject to the provisions and limitations hereof, Participant shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Corporation with respect to the Stock following issuance thereof.

(b) The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(c) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to Participant at his address shown on the Corporation’s employment records and to the Corporation at the address of its principal corporate offices (attention: Secretary) or at such other address as such party may designate by ten days’ advance written notice to the other party hereto.

(d) The Corporation may assign its rights and delegate its duties under this Agreement. If any such assignment or delegation requires consent of any state securities authorities, the parties agree to cooperate in requesting such consent. This Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, be binding upon Participant, his or her heirs, executors, administrators, successors and assigns.

(e) Participant hereby authorizes and directs the Secretary or Transfer Agent of the Corporation to transfer the Stock upon forfeiture, if any, from Participant to the Corporation.

(f) Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Corporation, or a parent or subsidiary of the Corporation, to terminate Participant’s employment, for any reason, with or without cause.

(g) The failure of the Corporation to enforce at any time any provision on this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(h) This Agreement shall be governed by and construed according to the laws of the State of Maryland without regard to its principles of conflict of laws.

(i) The Plan is hereby incorporated by reference and made a part hereof, and this Agreement is subject to all terms and conditions of the Plan.

(j) This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

NOVASTAR FINANCIAL, INC.

[Officer]

Address:	8140 Ward Parkway
Suite 300
Kansas City, MO 64114

By: [Participant]

Address:

EXHIBIT A

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE

1. The name, address and taxpayer identification number of the taxpayer is as follows:

Name

Street Address

City, State, Zip

Social Security No.

2. This election under Section 83(b) of the Internal Revenue Code is being made with respect to the taxpayer’s                      Shares of Common Stock (the “Property”) in NovaStar Financial, Inc. (the “Company”).

3. The Property was received by the taxpayer on             ,         . The election is being made with respect to the              tax year.

4. The Property is subject to a substantial risk of forfeiture due to death, permanent or temporary disability, involuntary termination with or without cause or voluntary termination from the Company.

5. The fair market value of the Property was $            .

6. The amount paid for the Property was $            .

7. Copies of this statement have been provided to the Company and the Internal Revenue Service, and shall be attached to the taxpayer’s income tax return for the              tax year.

Date:

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EXHIBIT B

JOINT ESCROW INSTRUCTIONS

[Date]

[Officer]

c/o NovaStar Financial, Inc.

8140 Ward Parkway

Suite 300

Kansas City, MO 64114

Dear Sir:

As Escrow Agent for the undersigned parties, NovaStar Financial, Inc., a Maryland corporation (the “Corporation”), and [                    ] (“Participant”), you are hereby authorized and directed to hold the Stock deposited with you pursuant to the terms of that certain Performance Contingent Deferred Stock Award Agreement (the “Agreement”) between the Corporation and the Participant, to which a copy of these Joint Escrow Instructions is attached as Exhibit B, in accordance with the following instructions (capitalized terms used herein shall have the meanings set forth in the Agreement):

1. The Participant irrevocably authorizes the Corporation to deposit with you the shares of Stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. The Participant does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of the Agreement, the Participant shall have all rights and privileges of a shareholder of the Corporation while the Stock is held by you.

2. Upon written request of the Participant or the Participant’s personal representative, the Corporation will confirm to you in writing the number of shares of Stock that are no longer subject to the forfeiture restrictions. Promptly after your receipt of such confirmation, you will deliver to the Participant or the Participant’s personal representative such number of shares of Stock as are not then subject to the forfeiture restrictions and have not been previously delivered to the Participant or the Participant’s personal representative. Such shares will be free of legends.

3. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to the Participant, you shall deliver all of same to the Participant and shall be discharged of all further obligations hereunder.

4. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

5. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for the Participant while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith. The Corporation shall indemnify and hold the Escrow Agent harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, attorney fees or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against it or them hereunder and under the Agreement, except for any of the foregoing incurred in connection with, or arising out of, the Escrow Agent’s willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties hereunder.

6. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and you are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

7. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

8. You shall not be liable for relinquishing of any rights under the statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

9. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, and you may rely upon the advice of such counsel. Such counsel’s reasonable compensation shall be paid by the Corporation.

10. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Corporation or if you shall resign by written notice to each party. In the event of any such termination, the Corporation shall appoint a successor Escrow Agent.

11. You are authorized to employ as agents banks, brokerage firms or other financial institutions to hold in safekeeping any certificates, instruments or other documents delivered to you hereunder and to perform other services such as sale of securities, recordkeeping and other administrative services as you may deem appropriate. Any or all of the shares of Stock being deposited with you may be held in book entry form at the Corporation’s custodian, properly marked to indicate your interest therein. All fees and expenses of such agents shall be paid by the Corporation. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

12. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

13. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

CORPORATION:

NovaStar Financial, Inc.

8140 Ward Parkway

Suite 300

Kansas City, MO 64114

PARTICIPANT:

[Name and Address]

ESCROW AGENT:

[Officer]

c/o NovaStar Financial, Inc.

8140 Ward Parkway

Suite 300

Kansas City, MO 64114

16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17. Your duties under these Joint Escrow Instructions shall terminate upon the forfeiture of the Stock or the expiration of the forfeiture restrictions as to all shares of Stock covered thereby and the delivery of the certificates evidencing the Stock to the party entitled thereto.

18. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

Very truly yours,

NOVASTAR FINANCIAL, INC.

By:

Title:

PARTICIPANT:

[Participant]

ESCROW AGENT:

[Officer]

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